UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): August 4, 2008 (August 1, 2008)
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On August 1, 2008, the Global Telecom & Technology, Inc. (the “Company”) entered into amendment no. 1 (the “Amendment”) to the employment agreement of Richard D. Calder, the Company’s President and Chief Executive Officer. The Amendment is effective as of July 18, 2008.
     The Amendment provides that upon the Company’s change of control all existing equity grants made by the Company to Mr. Calder will immediately vest. Additionally, the Amendment provides that upon Mr. Calder’s termination by the Company without cause or by Mr. Calder for good reason (i) all existing equity grants made by the Company to Mr. Calder will immediately vest and (ii) the Company shall pay Mr. Calder the pro-rated portion of any earned but unpaid annual bonus.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Amendment No. 1 to Employment Agreement for Richard D. Calder, Jr., effective as of July 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 4, 2008

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 1 to Employment Agreement for Richard D. Calder, Jr., effective as of July 18, 2008.